EXHIBIT 99.1

Airspan Announces Partnership for Distribution of Airspan’s AS.MAX Portfolio of WiMAX Products

BOCA RATON, Fla. - June 28, 2005 — Airspan Networks Inc (NASDAQ: AIRN) today announced that it has signed a General OEM Purchasing Agreement with Ericsson (NASDAQ: ERICY), the leading telecom supplier, covering the distribution and sale of Airspan's AS.MAX family of WiMAX broadband wireless access products.  The Agreement gives Ericsson worldwide rights to resell Airspan’s HiperMAX, MacroMAX and MicroMAX base-station products, as well as EasyST and ProST customer premise equipment.

Commenting on the agreement, Eric Stonestrom, President and CEO of Airspan Networks, said: "Interest in our AS.MAX portfolio continues to grow since we announced it at CeBIT in March this year. We are very pleased that Ericsson, a leader in wireless technologies, has chosen to add this portfolio to its product line up.  Ericsson is already a leading supplier of access and transport products to many of the world’s largest carriers. Together, we will be able to bring truly innovative access solutions to customers in Ericsson’s key markets.”

Airspan’s AS.MAX product family has been designed for indoor, self-installable deployment of customer premises equipment, an essential requirement of operators for the economic rollout of broadband wireless. The EasyST is the first product of its type to offer fully indoor plug-and-play WiMAX services. The product family will be commercially available in the third quarter 2005.

About Airspan Networks Inc.

Airspan Networks provides wireless voice and data systems and solutions, including Voice Over IP (VoIP), to both licensed and unlicensed operators around the world in frequency bands between 700 MHz and 6 GHz, including both PCS and 3.5GHz international bands. Airspan has a strong product evolution roadmap that includes offerings compliant with the new 802.16-2004 standard, and with built-in 802.16e capability.  Airspan is on the Board and a founder member of the WiMAX Forum.  The Company has deployments with more than 200 operators in more than 100 countries. Airspan’s systems are based on radio technology that delivers excellent area coverage, high security and resistance to fading. Airspan’s systems can be deployed rapidly and cost effectively, providing an attractive alternative to traditional wired communications networks. Airspan also offers radio planning, network installation, integration, training and support services to facilitate the deployment and operation of its systems. Airspan is headquartered in Boca Raton, Florida with its main operations center in Uxbridge, United Kingdom.

More information on Airspan can be found at http://www.airspan.com

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, including statements regarding the strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of Airspan and Ericsson and their managements, may be deemed to be forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  Airspan and Ericsson may not actually achieve the plans, intentions or expectations disclosed in their forward-looking statements and readers should not place undue reliance on these forward-looking statements. Airspan and Ericsson are also subject to the risks and uncertainties described in their filings with the Securities and Exchange Commission, including Airspan’s Annual Report on Form 10-K for the year ended December 31, 2004.  You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release.  Neither Airspan nor Ericsson assumes any obligation to update any forward-looking statements.

For inquiries, contact:

Airspan Networks:
Peter Aronstam
Chief Financial Officer
Tel: +1 561 893-8682
Fax: +1 561 893-8671
Email: paronstam@airspan.com